Table of Contents

Exhibit 8.1.  - List of significant subsidiaries of Pampa Energía S.A.

1.      Central Hidroeléctrica Lago Escondido S.A.

2.      Central Térmica Güemes S.A.

3.      Central Térmica Loma de la Lata S.A.

4.      Central Térmica Piedra Buena S.A.

5.      Compañía de Transporte de Energía Eléctrica en Alta Tensión S.A. (Transener)

6.      Compañía Inversora en Transmisión Eléctrica Citelec S.A. (Citelec)

7.      Corporación Independiente de Energía S.A.

8.      Dolphin Energía S.A.

9.      Electricidad Argentina S.A.

10.  Empresa Distribuidora y Comercializadora Norte S.A. (Edenor)

11.  Energía Distribuida S.A.

12.  Empresa Transportadora de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires S.A. (Transba)

13.  Hidroeléctrica Diamante S.A.

14.  Hidroeléctrica Los Nihuiles S.A.

15.  IEASA S.A.

16.  Ingentis S.A.

17.  Inversora Diamante S.A.

18.  Inversora Ingentis S.A.

19.  Pampa Inversiones S.A.

20.  Inversora Nihuiles S.A.

21.  Pampa Generación S.A.

22.  Pampa Participaciones S.A.

23.  Pampa Participaciones II S.A.

24.  Pampa Real Estate S.A.

25.  Pampa Renovables S.A.

26.  Petrolera Pampa S.A.

27.  Powerco S.A.

28.  Transelec Argentina S.A.